REGISTRATION NO. 33-________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT

                                     under
                           The Securities Act of 1933

                            GUARDSMAN PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                     38-0593900
         (State or other jurisdiction of     (IRS Employer
         incorporation or organization)      Identification No.)

                   3033 Orchard Vista Drive, S.E., Suite 200,
                  P.O. Box 1521, Grand Rapids, Michigan 49501
                    (Address of principal executive offices)

                         MOLINE PAINT MANUFACTURING CO.
                      EMPLOYEES 401(k) PROFIT SHARING PLAN
                            (Full Title of the Plan)

Henry H. Graham, Jr.               WITH   Stephen C. Waterbury
Vice President of Finance and             Warner Norcross & Judd LLP
  Chief Financial Officer          COPY   900 Old Kent Building
Guardsman Products, Inc.                  111 Lyon Street, N.W.
3033 Orchard Vista Drive, SE,      TO:    Grand Rapids, Michigan 49503-2489
Suite 200
P.O. Box 1521
Grand Rapids, Michigan 49501
                    (Name and address of agent for service)

                                 (616) 957-2600
         (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE
Title of
Securities        Amount     Proposed Maximum   Proposed Maximum    Amount of
to be             to be      Offering Price    Aggregate Offering  Registration
Registered      Registered    Per Share <FN3>       Price <FN3>        Fee
Common          75,000<FN1>   $13.75<FN2>       $1,031,250<FN2>      $355.60
Stock, $1
Par Value,
together
with re-
lated Pre-
ferred Stock
Purchase
Rights

     <FN1>  Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of a stock dividend or certain other capital adjustments.

     <FN2>  Estimated solely for the purpose of calculating the registration fee.

     <FN3>  On August 3, 1995, the average of the high and low prices of the
Company's Common Stock on the New York Stock Exchange was $13.75 per share.

          In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
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                                      -2-
                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are incorporated by reference in this registration statement.

     (a) Guardsman Products, Inc.'s ("Guardsman" or the "Registrant") latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual reports referred to in (a) above.

     (c) The description of the Registrant's common stock, $1 par value, which is contained in the Registrant's registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant and Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of the post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          The Registrant has the power to indemnify its directors, officers, employees and agents against liability for certain acts pursuant to Section 145 of the Delaware General Corporation Law. Pursuant to its Certificate of Incorporation and Bylaws, the Registrant may indemnify a director, officer, employee or agent described in Section 145 of the Delaware General Corporation Law for liabilities reasonably incurred resulting from any pending, threatened or completed action or proceeding arising out of such person's position with the Registrant. The Registrant has insured or indemnified its directors and officers against certain liabilities that may arise under the Securities Act.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          EX-4(a) The Registrant's Restated Certificate of Incorporation, filed as an exhibit to the Registrant's Form 8-K Current Report filed on December 20, 1988, is incorporated by reference in the registration statement
          EX-4(b) The Registrant's Bylaws, filed as an exhibit to the Registrant's Form 10-Q filed on August 10, 1994 are incorporated by reference in the registration statement

          EX-5(a)   Legal Opinion
          EX-5(b)   Undertaking to Submit Plan to IRS

          EX-23(a) Consent of Independent Public Accountants EX-23(b) Consent of Prior Independent Auditors
          EX-23(c) Consent of Independent Public Accountants EX-23(d) Consent of Independent Public Accountants EX-23(e) Consent of Counsel (included in Exhibit 5(a) is incorporated herein by reference)

          EX-24 Powers of Attorney, filed as an exhibit to the Registrant's Form 10-K filed on March 30, 1995, are incorporated by reference in the registration statement

          EX-99(a)  1994 Plan Annual Report
          EX-99(b)  Independent Auditors' Report

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement

          (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the regis-tration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the reg-istration statement shall be deemed to be a new registration statement relat-ing to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant shall, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan.

                                   GUARDSMAN PRODUCTS, INC.
                                   (Registrant)

Date:  August 9, 1995              By /s/ Henry H. Graham, Jr.
                                      Henry H. Graham, Jr.
                                        Vice President of Finance, Chief
                                        Financial Officer and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Date:  August 9, 1995

/s/ Paul K. Gaston                      /s/ Charles E. Bennett
Paul K. Gaston*                         Charles E. Bennett
  Chairman                                President, Chief Executive Officer
                                          and Director


/s/ Henry H. Graham, Jr.                /s/ J. Russell Fowler
Henry H. Graham, Jr.                    J. Russell Fowler*
  Vice President of Finance,              Director
  Chief Financial
  Officer and Treasurer


/s/ K. Kevin Hepp                       /s/ George R. Kempton
K. Kevin Hepp*                          George R. Kempton*
  Director                                Director


/s/ Winthrop C. Neilson                 /s/ Robert D. Tuttle
Winthrop C. Neilson*                    Robert D. Tuttle*
  Director                                Director


/s/ James L. Sadler                     /s/ Robert W. Schult
James L. Sadler*                        Robert W. Schult*
  Director                                Director

*By /s/ Henry H. Graham, Jr.
    Henry H. Graham, Jr.
    (Attorney-in-Fact)


          Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan.


                                   Moline Paint Manufacturing Co.
                                        Employees 401(k) Profit Sharing Plan
                                        (Plan)


                                   By /s/ Charles E. Bennett
                                      Charles E. Bennett
                                      Plan Trustee
































                                      -7-
                                 EXHIBIT INDEX

                                                                     Page Number

EX-4(a)   The Registrant's Restated Certificate of
          Incorporation, filed as an exhibit to the Registrant's
          Form 8-K Current Report filed on December 20, 1988, is
          incorporated by reference in the registration statement.         *
EX-4(b)   The Registrant's By-Laws, filed as an exhibit to the
          Registrant's Form 10-Q filed on August 10, 1994, are
          incorporated by reference in the registration statement.         *

EX-5(a)   Legal Opinion                                                     9
EX-5(b)   Undertaking to Submit Plan to IRS                                10

EX-23(a)  Consent of Independent Public Accountants                        11
EX-23(b)  Consent of Prior Independent Auditors                            12
EX-23(c)  Consent of Independent Public Accountants                        13
EX-23(d)  Consent of Independent Public Accountants                        14
EX-23(e)  Consent of Counsel (included in Exhibit 5(a) is incorporated
          herein by reference)                                             *

EX-24     Powers of Attorney, filed as an exhibit to the Registrant's
          Form 10-K filed on March 30, 1995, are incorporated by
          reference in the registration statement                          *

EX-99(a)  1994 Plan Annual Report                                          15
EX-99(b)  Independent Auditors' Report                                     29

*Incorporated by Reference


















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